NEWS RELEASE

Arlo Reports Second Quarter 2020 Results

Exceeded Revenue and EPS Guidance
53% Service Revenue Growth Year over Year
Maintained Cash, Cash Equivalents and Short-term Investments of $205.5 million with No Debt

SAN JOSE, California - August 5, 2020 - Arlo Technologies, Inc. (NYSE: ARLO), a leading internet-connected security camera brand, today reported financial results for the second quarter ended June 28, 2020.

Financial Highlights (1)

•Revenue of $66.6 million, a decrease of 20.3% year over year.
•GAAP gross margin of 8.2%; non-GAAP gross margin of 9.6%.
•GAAP net loss per diluted share of $(0.38); non-GAAP net loss per diluted share of $(0.31).
•Cash, cash equivalents and short-term investments of $205.5 million and no debt at the end of Q2.

“I am extraordinarily proud of the team at Arlo for their remarkable execution in outperforming our expectations for the quarter, delivering top and bottom line results above the upper end of our guidance, despite supply and go-to-market challenges,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Importantly, our new business model that includes a free 90-day trial of Arlo Smart continues to show very strong conversion rates and once again we set records for registered accounts, paid accounts and service revenue. The launch of the Arlo Essential Spotlight Camera, the latest addition to our award-winning smart home security ecosystem, completes our transition to this new business model and addresses the fastest growing price segment in the market. I believe the second quarter marks an inflection point in our subscription business and expect this momentum to continue.”

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(in thousands, except percentage and per share data)
Revenue	$66,632	$65,450	$83,598	$132,082	$141,478
GAAP Gross Margin	8.2%	6.0%	11.5%	7.1%	8.2%
Non-GAAP Gross Margin	9.6%	7.4%	12.5%	8.5%	9.3%
GAAP Net Income (Loss) per Diluted Share	$(0.38)	$(0.51)	$(0.45)	$(0.89)	$(1.01)
Non-GAAP Net Income (Loss) per Diluted Share	$(0.31)	$(0.34)	$(0.36)	$(0.64)	$(0.83)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Business Highlights

•Added a record 43,000 paid accounts in Q2, a sequential increase of 72% over Q1.
•Cash, cash equivalents, and short term investments balance of $205.5 million and no debt at the end of Q2.

•59.4% year over year paid account growth in Q2.
•Service revenue of $17.0 million for Q2, for growth of 52.7% year over year.
•Announced an agreement with Securitas Security Services USA for integration of Arlo SmartCloud and our award winning cameras into their platform, enabling centralized, remote monitoring of their commercial assets and efficient deployment of their Remote Guarding services for their commercial clients.
•Launched the all-new Arlo Essential Spotlight Camera, which features high definition video, two-way audio, an integrated spotlight, color night vision, and six months of battery life. The Essential Spotlight Camera can connect directly to a Wi-Fi network without the optional smart hub, providing users greater flexibility, and is also paired with a three month subscription to Arlo Smart.

Third Quarter 2020 Business Outlook (2)

•Revenue of $85.0 million to $95.0 million.
•GAAP net loss per diluted share of $(0.41) to $(0.32), and non-GAAP net loss per diluted share of $(0.33) to $(0.24).

Due to the uncertainty presented by the ongoing COVID-19 pandemic Arlo has suspended providing full year guidance.

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending September 27, 2020
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$85.0 - $95.0	($0.41) - ($0.32)
Estimated adjustments for (2):
Stock-based compensation expense	—	0.08
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$85.0 - $95.0	($0.33) - ($0.24)
_________________________
(2) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the second quarter of 2020 results and discuss management’s expectations for the third quarter of 2020 today, Wednesday, August 5, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 9584805. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, video doorbells and floodlight cameras.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2020 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could have an adverse impact on the Company's business, operations and the markets and communities in which Arlo and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020, filed with the Securities and Exchange Commission on May 11, 2020 and other periodic filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;

–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 28, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$185,424	$236,680
Short-term investments	20,030	19,990
Accounts receivable, net	46,466	127,317
Inventories	65,814	68,624
Prepaid expenses and other current assets	9,948	16,958
Total current assets	327,682	469,569
Property and equipment, net	18,210	21,352
Operating lease right-of-use assets, net	26,048	31,300
Intangibles, net	594	1,306
Goodwill	11,038	11,038
Restricted cash	4,141	4,139
Other non-current assets	2,244	4,008
Total assets	$389,957	$542,712

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,902	$111,650
Deferred revenue	44,287	50,362
Accrued liabilities	99,423	127,400
Income tax payable	3,491	4,489
Total current liabilities	200,103	293,901
Non-current deferred revenue	10,259	15,736
Non-current operating lease liabilities	27,026	29,001
Non-current income taxes payable	92	92
Other non-current liabilities	573	606
Total liabilities	238,053	339,336
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 78,089,035 at June 28, 2020 and 75,785,952 at December 31, 2019	78	76
Additional paid-in capital	351,913	334,821
Accumulated other comprehensive income	14	(2)
Accumulated deficit	(200,101)	(131,519)
Total stockholders’ equity	151,904	203,376
Total liabilities and stockholders’ equity	$389,957	$542,712

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(in thousands, except percentage and per share data)
Revenue:
Products	$49,603	$50,723	$72,445	$100,326	$119,053
Services	17,029	14,727	11,153	31,756	22,425
Total revenue	66,632	65,450	83,598	132,082	141,478
Cost of revenue:
Products	51,186	52,188	67,839	103,374	118,123
Services	9,957	9,309	6,109	19,266	11,760
Total cost of revenue	61,143	61,497	73,948	122,640	129,883
Gross profit	5,489	3,953	9,650	9,442	11,595
Gross margin	8.2%	6.0%	11.5%	7.1%	8.2%
Operating expenses:
Research and development	14,192	15,243	17,594	29,435	35,755
Sales and marketing	11,713	11,038	14,511	22,751	28,732
General and administrative	9,837	18,784	10,914	28,621	21,450
Separation expense	82	79	717	161	1,623
Gain on sale of business	—	(292)	—	(292)	—
Total operating expenses	35,824	44,852	43,736	80,676	87,560
Loss from operations	(30,335)	(40,899)	(34,086)	(71,234)	(75,965)
Operating margin	(45.5)%	(62.5)%	(40.8)%	(53.9)%	(53.7)%
Interest income	151	535	712	686	1,574
Other income (expense), net	1,111	1,183	31	2,294	(16)
Loss before income taxes	(29,073)	(39,181)	(33,343)	(68,254)	(74,407)
Provision for income taxes	183	145	349	328	569
Net loss	$(29,256)	$(39,326)	$(33,692)	$(68,582)	$(74,976)
Net loss per share:
Basic	$(0.38)	$(0.51)	$(0.45)	$(0.89)	$(1.01)
Diluted	$(0.38)	$(0.51)	$(0.45)	$(0.89)	$(1.01)
Weighted average shares used to compute net loss per share:
Basic	77,885	76,560	74,729	77,229	74,569
Diluted	77,885	76,560	74,729	77,229	74,569

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 28, 2020	June 30, 2019
	(In thousands)
Cash flows from operating activities:
Net loss	$(68,582)	$(74,976)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,476	4,980
Stock-based compensation expense	17,337	10,042
Allowance for (Release of) credit losses and inventory reserves	1,182	(51)
Gain on sale of business	(292)	—
Deferred income taxes	27	74
Premium amortization / discount accretion on investments, net	44	(274)
Changes in assets and liabilities:
Accounts receivable, net	80,650	85,916
Inventories	1,827	28,042
Prepaid expenses and other assets	8,745	1,784
Accounts payable	(58,669)	(59,865)
Deferred revenue	(11,553)	(2,527)
Accrued and other liabilities	(24,875)	(47,806)
Net cash used in operating activities	(48,683)	(54,661)
Cash flows from investing activities:
Purchases of property and equipment	(1,184)	(7,116)
Purchases of short-term investments	(25,094)	(24,793)
Maturities of short-term investments	25,000	30,000
Net cash used in investing activities	(1,278)	(1,909)
Cash flows from financing activities:
Proceeds related to employee benefit plans	1,856	12
Restricted stock unit withholdings	(3,149)	(1,682)
Net cash used in financing activities	(1,293)	(1,670)
Net decrease in cash and cash equivalents and restricted cash	(51,254)	(58,240)
Cash and cash equivalents and restricted cash, at beginning of period	240,819	155,424
Cash and cash equivalents and restricted cash, at end of period	$189,565	$97,184

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,523	$(2,753)
De-recognition of build-to-suit assets and liabilities	$—	$(21,610)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(in thousands, except percentage data)
GAAP gross profit	$5,489	$3,953	$9,650	$9,442	$11,595
GAAP gross margin	8.2%	6.0%	11.5%	7.1%	8.2%
Stock-based compensation expense	562	503	450	1,065	819
Amortization of intangibles	357	356	382	713	763
Restructuring and other charges	—	23	—	23	—
Non-GAAP gross profit	$6,408	$4,835	$10,482	$11,243	$13,177
Non-GAAP gross margin	9.6%	7.4%	12.5%	8.5%	9.3%

GAAP research and development	$14,192	$15,243	$17,594	$29,435	$35,755
Stock-based compensation expense	(1,729)	(1,660)	(1,635)	(3,389)	(2,932)
Restructuring and other charges	—	—	—	—	—
Non-GAAP research and development	$12,463	$13,583	$15,959	$26,046	$32,823

GAAP sales and marketing	$11,713	$11,038	$14,511	$22,751	$28,732
Stock-based compensation expense	(984)	(751)	(991)	(1,735)	(1,931)
Restructuring and other charges	—	—	—	—	—
Non-GAAP sales and marketing	$10,729	$10,287	$13,520	$21,016	$26,801

GAAP general and administrative	$9,837	$18,784	$10,914	$28,621	$21,450
Stock-based compensation expense	(1,289)	(9,859)	(2,313)	(11,148)	(4,360)
Restructuring and other charges	—	(21)	—	(21)	—
Strategic initiative and transaction expenses	(206)	(545)	—	(751)	—
Litigation reserves, net	(249)	(7)	—	(256)	—
Non-GAAP general and administrative	$8,093	$8,352	$8,601	$16,445	$17,090

GAAP total operating expenses	$35,824	$44,852	$43,736	$80,676	$87,560
Separation expense	(82)	(79)	(717)	(161)	(1,623)
Strategic initiative and transaction expenses	(206)	(545)	—	(751)	—
Stock-based compensation expense	(4,002)	(12,270)	(4,939)	(16,272)	(9,223)
Restructuring and other charges	—	(21)	—	(21)	—
Litigation reserves, net	(249)	(7)	—	(256)	—
Activist shareholder response costs	—	—	(237)	—	(237)
Gain on sale of business	—	292	—	292	—
Non-GAAP total operating expenses	$31,285	$32,222	$37,843	$63,507	$76,477

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(in thousands, except percentage and per share data)
GAAP operating loss	$(30,335)	$(40,899)	$(34,086)	$(71,234)	$(75,965)
GAAP operating margin	(45.5)%	(62.5)%	(40.8)%	(53.9)%	(53.7)%
Separation expense	82	79	717	161	1,623
Strategic initiative and transaction expenses	206	545	—	751	—
Stock-based compensation expense	4,564	12,773	5,389	17,337	10,042
Amortization of intangibles	357	356	382	713	763
Restructuring and other charges	—	44	—	44	—
Litigation reserves, net	249	7	—	256	—
Activist shareholder response costs	—	—	237	—	237
Gain on sale of business	—	(292)	—	(292)	—
Non-GAAP operating loss	$(24,877)	$(27,387)	$(27,361)	$(52,264)	$(63,300)
Non-GAAP operating margin	(37.3)%	(41.8)%	(32.7)%	(39.6)%	(44.7)%

GAAP provision for income taxes	$183	$145	$349	$328	$569
GAAP income tax rate	(0.6)%	(0.4)%	(1.0)%	(0.5)%	(0.8)%
Tax effects	2	29	142	31	142
Non-GAAP provision for income taxes	$181	$116	$207	$297	$427
Non-GAAP income tax rate	(0.8)%	(0.5)%	(0.8)%	(0.6)%	(0.7)%

GAAP net loss	$(29,256)	$(39,326)	$(33,692)	$(68,582)	$(74,976)
Separation expense	82	79	717	161	1,623
Strategic initiative and transaction expenses	206	545	—	751	—
Stock-based compensation expense	4,564	12,773	5,389	17,337	10,042
Amortization of intangibles	357	356	382	713	763
Restructuring and other charges	—	44	—	44	—
Litigation reserves, net	249	7	—	256	—
Activist shareholder response costs	—	—	237	—	237
Gain on sale of business	—	(292)	—	(292)	—
Tax effects	2	29	142	31	142
Non-GAAP net loss	$(23,796)	$(25,785)	$(26,825)	$(49,581)	$(62,169)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.38)	$(0.51)	$(0.45)	$(0.89)	$(1.01)
Separation expense	—	—	0.01	0.01	0.02
Strategic initiative and transaction expenses	—	0.01	—	0.01	—
Stock-based compensation expense	0.06	0.16	0.07	0.22	0.15
Amortization of intangibles	0.01	—	0.01	0.01	0.01
Restructuring and other charges	—	—	—	—	—
Litigation reserves, net	—	—	—	—	—
Gain on sale of business	—	—	—	—	—
Tax effects	—	—	—	—	0.00
Non-GAAP net loss per diluted share	$(0.31)	$(0.34)	$(0.36)	$(0.64)	$(0.83)

Shares used in computing GAAP net income (loss) per diluted share	77,885	76,560	74,729	77,229	74,569
Shares used in computing non-GAAP net income (loss) per diluted share	77,885	76,560	74,729	77,229	74,569

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	June 28, 2020	March 29, 2020	December 31, 2019	September 29, 2019	June 30, 2019
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$205,454	$206,582	$256,670	$153,811	$137,927
Cash, cash equivalents and short-term investments per diluted share	$2.64	$2.70	$3.37	$2.04	$1.85

Accounts receivable, net	$46,466	$61,376	$127,317	$99,698	$79,707
Days sales outstanding	63	83	97	85	87

Inventories	$65,814	$61,027	$68,624	$74,117	$97,222
Inventory turns	3.1	3.4	5.9	4.8	2.8

Weeks of channel inventory:
U.S. retail channel	6.6	13.7	6.3	13.3	10.1
U.S. distribution channel	8.4	20.3	8.0	3.3	8.9
APAC distribution channel	6.8	6.0	3.6	4.3	5.1

Deferred revenue (current and non-current)	$54,546	$59,848	$66,098	$47,995	$47,464

Cumulative registered accounts (1)	4,518	4,245	4,015	3,691	3,397
Cumulative paid accounts (2)	298	255	230	211	187

Headcount	355	356	349	406	402
Non-GAAP diluted shares	77,885	76,560	76,090	75,337	74,729
_________________________

(1) We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)  Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 28, 2020		March 29, 2020		June 30, 2019		June 28, 2020		June 30, 2019
	(in thousands, except percentage data)
Americas	$50,971	76%	$50,158	77%	$64,564	77%	$101,129	77%	$108,930	77%
EMEA	11,263	17%	7,573	11%	15,066	18%	18,836	14%	24,368	17%
APAC	4,398	7%	7,719	12%	3,968	5%	12,117	9%	8,180	6%
Total	$66,632	100%	$65,450	100%	$83,598	100%	$132,082	100%	$141,478	100%